Exhibit 99.1

OLIN CORPORATION
PERFORMANCE SHARE PROGRAM
As Amended through February 22, 2022
1. Terms and Conditions

The terms and conditions of the Performance Share Awards granted under this Program are contained in the Performance Share Award certificate evidencing such Award, this Program and the LTIP.

2. Definitions

“Common Stock” means the common stock of Olin, par value $1.00 per share.

“Final Share Number” has the meaning specified in Section 3 of this Program.

“LTIP” means the Olin Corporation 2018 Long Term Incentive Plan and any successor plan.

“Net Income” means Olin’s actual net income for the relevant Performance Cycle, (or if applicable, for the relevant period in such Performance Cycle), calculated in accordance with generally accepted accounting principles, adjusted to exclude unusual gains and losses (as determined by the Committee).

“Net Income Goal” means each Net Income target set by the Committee for one or more periods included in the relevant three-year Performance Cycle, with the total number of target Net Income Performance Shares allocated among the Net Income Goals if more than one such goal is established for a Performance Cycle.

“Net Income Performance Shares” means the total number of Performance Shares awarded based on Olin’s Net Income performance against the Net Income Goals for the relevant Performance Cycle, allocated among the Net Income Goals by the Committee as established by the Committee if the Committee establishes more than one Net Income Goal for a Performance Cycle.

“Olin” or the “Company” means Olin Corporation.

“Performance Cycle” means, with respect to a Performance Share Award, a period of three calendar years, beginning with the calendar year in which such Performance Share Award is granted.

“Performance Share Award” means grants of “Performance Shares.”

“Performance Share” means a unit granted under the LTIP and this Program, maintained on the books of the Company during the Performance Cycle, denominated as one phantom share of Common Stock, and paid in cash or Common Stock in accordance with this Program, and includes both TSR Performance Shares and Net Income Performance Shares.

“Performance Share Comparison Group” means the Standard & Poor’s 1500 Material companies plus Westlake Chemical Corporation and Huntsman Corporation.

“Program” means this Performance Share Program.

“TSR” means total shareholder return, calculated as the change in the fair market value of the common stock, including reinvestment of dividends, over the relevant Performance Cycle.

“TSR Performance Shares” means the Performance Shares awarded based on Olin’s relative TSR compared to the Performance Share Comparison Group.

Capitalized terms not otherwise defined in this Program shall have the meaning specified in the LTIP.

3. Performance Share Awards

a.One-half (1/2) of the total target Performance Share Award shall be designated in TSR Performance Shares, and the remaining one-half in Net Income Performance Shares.

b.The number of target TSR Performance Shares for each Participant shall be adjusted based upon a comparison of Olin’s TSR during the Performance Cycle with the TSR of the Performance Share Comparison Group over the same period, in accordance with the following chart:

If Olin’s TSR for a Performance Cycle is:	The number of TSR Performance Shares paid as a percentage of the target TSR Performance Share Award will be:
At or above the 80th Percentile of the Performance Share Comparison Group	200%
Above the 50th Percentile, but below the 80th Percentile of the TSR for the Performance Share Comparison Group	100% of target number of TSR Performance Shares plus 3.33% of the target number of TSR Performance Shares for each incremental percentile position above the 50th Percentile
At the 50th Percentile of the TSR for the Performance Share Comparison Group	100% of the target number of TSR Performance Shares
Above the 20th Percentile, but below the 50th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares plus 2.5% of the target number of TSR Performance Shares for each incremental percentile position above the 20th Percentile
At the 20th Percentile of the TSR for the Performance Share Comparison Group	25% of the target number of TSR Performance Shares
Below the 20th Percentile of the TSR for the Performance Share Comparison Group	0

c.The number of target Net Income Performance Shares awarded to each Participant for each Net Income Goal shall be adjusted based upon a comparison of Olin’s actual Net Income with that Net Income Goal, in accordance with the following chart:

If Olin’s Net Income for the relevant portion of the Performance Cycle is:	The number of Net Income Performance Shares paid as a percentage of the target Net Income Performance Shares allocated to that Net Income Goal will be:
At least 140% of the relevant Net Income Goal	200% of the target number of Net Income Performance Shares allocated to that Net Income Goal
More than 100% but less than 140% of the relevant Net Income Goal	100% of the target number of Net Income Performance Shares allocated to that Net Income Goal plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
100% of the Net Income Goal	100% of the target number of Net Income Performance Shares allocated to that Net Income Goal
More than 60% but less than 100% of the relevant Net Income Goal	50% of the target number of Net Income Performance Shares allocated to that Net Income Goal plus a proportionate number of target Net Income Performance Shares determined using linear interpolation
60% of the relevant Net Income Goal	50% of the target number of Net Income Performance Shares allocated to that Net Income Goal
Less than 60% of the relevant Net Income Goal	0

d.The Company shall use linear interpolation to determine the number of additional Net Income Performance Shares for performance between 60% and 100% and for 100% and 140% of each Net Income Goal.

e.As soon as practicable in the calendar year following the end of the Performance Cycle, the Company shall calculate the number of Performance Shares that vested (the “Final Share Number”) for all Participants whose Performance Share Awards have vested during or at the end of such Performance Cycle.

4. Vesting and Forfeiture

a.Except as otherwise provided by the Committee, the LTIP, this Program or the Performance Share Award certificate, an interest in a Performance Share Award shall vest only if the Participant is an employee of the Company or a subsidiary on the last day of the relevant Performance Cycle. In accordance with the LTIP, upon a “Change in Control” (as defined in the LTIP), all Performance Shares outstanding on the date of such Change in Control shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met, and such Performance Shares shall be paid in cash or as otherwise provided in the LTIP.

b.If a Participant’s employment with the Company or a subsidiary terminates for cause or without the Company’s consent (other than as the result of the Participant’s death, disability or retirement) before a

Performance Share Award has vested, his or her Performance Share Award shall terminate and all rights under such Award shall be forfeited.

c.If a Participant’s employment with the Company or a subsidiary terminates as the result of his or her disability, (as that term is defined in Section 409A of the Code or any successor provision), or retirement under any of the Company’s retirement plans before a Performance Share Award has vested, the Participant shall be entitled to a pro rata Performance Share Award, payable solely in cash at the time that the Performance Share Award would otherwise be payable under Section 5 of this Program. The cash payment shall be equal to the Final Share Number calculated in accordance with Sections 3 and 5 of this Program, multiplied by the Fair Market Value on the last day of the relevant Performance Cycle, multiplied by a fraction with a numerator equal to the number of months during the Performance Cycle the Participant was employed by the Company or a subsidiary (rounded up to the nearest whole month) and a denominator of 36.

d.If a Participant’s employment with the Company or a subsidiary terminates as the result of his or her death before a Performance Share Award has vested, the Participant shall be entitled to a pro rata Performance Share Award, payable solely in cash within ninety (90) days of the Participant’s death. The cash payment shall be equal to the Participant’s target number of Performance Shares, as the case may be, multiplied by the Fair Market Value on the date of the Participant’s death (or the next trading day, if the Common Stock was not traded on such date), multiplied by a fraction with a numerator equal to the number of months during the Performance Cycle the Participant was employed by the Company or a subsidiary (rounded up to the nearest whole month) and a denominator of 36.

e.If a Participant’s employment with the Company or a subsidiary terminates for any other reason, the Company shall determine the portion, if any, of the Performance Share Award that shall not be forfeited, and the form of payment (cash or shares or a combination) that the Participant shall receive. That determination shall be made by the Committee in the case of any officer, and by the Chairman of the Board, President, Chief Executive Officer, or any Vice President, in the case of any non-officer employee. Notwithstanding this Section 4, payment shall be made pursuant to Section 5 of this Program.

5. Payment and Timing

a.As soon as is administratively practicable after the determination of the Final Share Number, but not later than the last day of the calendar year following the Performance Cycle, the Company will (i) issue to each Participant a number of shares of Common Stock equal to one-half of the Final Share Number, rounded down to the nearest whole share if such number is not a whole number, and (ii) pay the Participant in cash an amount equal to the Fair Market Value of one-half of the Final Share Number of shares of Common Stock on the last day of the Performance Cycle, rounded up to the nearest whole share if such number is not a whole number.

b.No dividends or dividend equivalents shall be paid on any Performance Shares.

c.In calculating the number of Performance Shares, all percentages and percentile numbers will be rounded to the nearest one-hundredth of a percent.

6. Miscellaneous

a.By acceptance of the Performance Share Award, each Participant agrees that such Award is special compensation, and that any amount paid will not affect:

i.the amount of any pension under any pension or retirement plan in which he or she participates as an employee of Olin,

ii.the amount of coverage under any group life insurance plan in which he or she participates as an employee of Olin, or

iii.the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation.

b.The Company will withhold from the distribution of any cash pursuant to Performance Share Awards the amount necessary to satisfy the Participant’s federal, state and local withholding tax requirements. It is the Company’s intention that all income tax liability on Performance Share Awards be deferred in accordance with the applicable requirements of Code Section 409A, until the Participant actually receives such shares or payment thereof.

c.To the extent any provision of the Program (or any Performance Share Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Program (and any Performance Share Award) will comply with Code Section 409A, and the Program (and any Performance Share Award) shall be interpreted and construed on a basis consistent with such intent. The Program (and any Performance Share Award) may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Program benefits or Performance Share Awards. Except as specifically provided in the LTIP, a Participant (or beneficiary) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant (or beneficiary) in connection with any distributions to such Participant (or beneficiary) under the Program (including any taxes and penalties under Code Section 409A), and neither Olin nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant (or beneficiary) harmless from any or all of such taxes or penalties.